UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously disclosed on the Quarterly Report on Form 10-Q filed on May 5, 2016 by Multi-Fineline Electronix, Inc. (the “Company” or “MFLEX”), on April 29, 2016, a class action lawsuit was filed by a purported stockholder of the Company in the United States District Court in the Central District of California (the “Merger Litigation”) with respect to an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) entered into on February 4, 2016 with Suzhou Dongshan Precision Manufacturing Co., Ltd. (“DSBJ”), a company organized under the laws of the People’s Republic of China (the “PRC”), and Dragon Electronix Merger Sub Inc., a Delaware corporation and indirect wholly owned subsidiary of DSBJ (“Merger Sub”), under which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and an indirect subsidiary of DSBJ. The Merger Litigation alleges that the Company, the individual members of the Company’s Board of Directors, DSBJ and Merger Sub violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 in connection with the proxy solicitation and that certain individuals aided and abetted such alleged violations.

On June 8, 2016, solely to avoid the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company and the other named defendants in the Merger Litigation agreed to the terms of a settlement with the plaintiff to settle the Merger Litigation. The terms of this settlement provide, among other things, that the parties will seek to enter into a stipulation of settlement that provides for the release of all asserted claims and dismissal with prejudice of the Merger Litigation. The asserted claims will not be released, and the Merger Litigation dismissed, until such stipulation of settlement is approved by the court. If approved by the court, it is expected that the stipulation of settlement will bind the plaintiff and a putative class of shareholders of the Company. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. Additionally, as part of the terms of the settlement, the Company has agreed to make certain additional disclosures related to the Merger and the Merger Agreement, which are being filed concurrently with this Current Report on Form 8-K on Schedule 14A.

Supplemental Information

The additional disclosures in this Current Report on Form 8-K (“Form 8-K”) amend and supplement the disclosures contained in the definitive proxy statement of the Company filed with the Securities and Exchange Commission (“SEC”) on April 28, 2016 and mailed to the Company’s stockholders on or about May 18, 2016 (the “Proxy Statement”), and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information in this Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Form 8-K shall supersede or supplement the information in the Proxy Statement. Nothing in this Form 8-K, the terms of the settlement or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. Unless stated otherwise, new text is underlined to highlight the supplemental information being provided to you.

The following underlined text supplements the existing disclosures contained under the caption “Support Agreement” on page 14 of the Proxy Statement:

Our majority stockholder, United Engineers Limited, and certain of its affiliates, who beneficially own approximately 60.2% of our outstanding common stock, entered into a support agreement with DSBJ, or the Support Agreement. Under the terms of the Support Agreement, UEL agreed to appear at or otherwise cause its beneficially owned shares of common stock to be counted as present at any meeting of our stockholders for purposes of calculating a quorum, and to vote 9,720,610 shares of our common stock, representing approximately 39.5% of the total outstanding shares of common stock, in favor of the approval of the merger agreement and the approval of the merger and other transactions contemplated by the merger agreement, and against any proposal that could compete with or prevent the consummation of the merger. The remaining 5,096,442 shares of common stock held by UEL, representing approximately 20.7% of the total outstanding shares of common stock, are not subject to the foregoing voting provisions of the Support Agreement. While we understand that UEL currently intends to support the merger with these uncommitted shares, it is not contractually obligated to do so. UEL agreed to vote only a portion of its shares in favor of the Merger to ensure that a competing offer could succeed even if the Board of Directors does not support the competing offer.

The following underlined text supplements the existing disclosures contained under the caption “Termination Fee and Escrow for DSBJ’s Termination Fee” on page 17 of the Proxy Statement:

Because UEL holds a majority of our voting stock, UEL’s vote will determine whether we obtain the required stockholder approval, and therefore whether we will be required to pay the termination fee due to the failure to obtain majority approval by our stockholders. Accordingly, UEL and the Company entered into an indemnification letter, pursuant to which UEL agreed to pay to DSBJ, on behalf of the Company, the termination fee if the termination fee becomes payable as a result of our stockholder approval, or UEL’s shareholder approval to vote its Company shares in favor or the merger, not having been obtained.

The following underlined text supplements the existing disclosures contained under the caption “Support Agreement” on page 25 of the Proxy Statement:

Our majority stockholder, United Engineers Limited, and certain of its affiliates, who beneficially own approximately 60.2% of our outstanding common stock, entered into the Support Agreement with DSBJ. Under the terms of the Support Agreement, UEL agreed to appear at or otherwise cause its beneficially owned shares of common stock to be counted as present at any meeting of our stockholders for purposes of calculating a quorum, and to vote 9,720,610 shares of our common stock, representing approximately 39.5% of the total outstanding shares of common stock, in favor of the approval of the merger agreement and the approval of the merger and other transactions contemplated by the merger agreement, and against any proposal that could compete with or prevent the consummation of the merger. The remaining 5,096,442 shares of common stock held by UEL, representing approximately 20.7% of the total outstanding shares of common stock, are not subject to the foregoing voting provisions of the Support Agreement. While we understand that UEL currently intends to support the merger with these uncommitted shares, it is not contractually obligated to do so. UEL agreed to vote only a portion of its shares in favor of the Merger to ensure that a competing offer could succeed even if the Board of Directors does not support the competing offer.

The following underlined text supplements the existing disclosures contained under the caption “Background of the Merger” on page 32 of the Proxy Statement:

On December 14, 2015, Ms. Christine Besnard, MFLEX’s General Counsel, sent a draft letter agreement, which we refer to as the UEL Indemnification Letter in this proxy statement, to Mr. Tan, pursuant to which UEL would agree to pay the Company termination fee on behalf of the Company if the fee becomes payable because MFLEX is not able to obtain its stockholders’ approval for the merger. UEL agreed to enter into the UEL Indemnification Letter because UEL holds a majority of our voting stock, and will therefore determine whether the Company termination fee becomes payable in these circumstances.

On December 15, 2015, Mr. Meshgin and other members of the Company’s management team met with Mr. Zhao in Suzhou, China to discuss MFLEX’s anticipated fourth quarter results as well as the fiscal 2016 projections. At the meeting, Mr. Meshgin received an update on the status of the financing documents. Mr. Zhao reiterated DSBJ’s desire to sign and announce a transaction on or before December 31, 2015.

On December 16 and December 17, 2015, representatives of DLA Piper and White & Case held telephonic meetings to discuss the critical issues that remained open in the merger agreement, including the request for support agreements from UEL and certain of its affiliates, whether the termination date could be extended by either party for an additional three months, the location of the escrow account, and the request for a minimum cash requirement. DLA Piper reiterated that MFLEX would not sign the agreement until DSBJ provided copies of financing commitments sufficient to fund the full acquisition price plus expenses, and deposited the reverse termination fee into an escrow account in the United States.

On December 17, 2015, DSBJ’s legal advisor sent a draft of a support agreement that DSBJ proposed to enter into with UEL, pursuant to which UEL would agree to vote a portion of its beneficially owned shares equal to 45% of the outstanding capital stock in favor of the merger.

On December 18, 2015, Ms. Besnard forwarded the support agreement with certain comments from MFLEX and DLA Piper, including a request that UEL commit to vote a smaller portion of its shares in favor of the merger, to Mr. Tan, and indicated that the support agreement should thereafter be negotiated directly between UEL and DSBJ. UEL agreed to vote only a portion of its shares in favor of the Merger to ensure that a competing offer could succeed even if the Board of Directors does not support the competing offer.

The following disclosure supplements the existing disclosures contained under the caption “Financial Analyses of the Company – Selected Public Companies Analysis” beginning on page 43 of the Proxy Statement by adding the following prior to subparagraph (i):

The multiples observed for the selected companies listed above are set forth below:

Selected Companies	Estimated Revenue Multiples			Estimated Adjusted EBITDA Multiples			Estimated Price/Adjusted Earnings Multiples
	2015	2016	2017	2015	2016	2017	2015	2016	2017
TTMI	0.6x	0.6x	0.6x	4.8x	4.6x	NA	7.1x	5.8x	5.1x
AUS	0.8x	0.8x	0.7x	3.5x	3.6x	2.9x	5.5x	8.7x	6.2x
TTG	0.6x	0.6x	0.6x	7.5x	6.7x	6.2x	18.2x	15.7x	13.9x
FLEX	0.3x	0.3x	0.3x	5.7x	5.4x	4.9x	11.0x	8.4x	7.7x
JBL	0.3x	0.3x	0.2x	4.0x	3.5x	3.1x	10.9x	7.3x	6.5x
SANM	0.3x	0.3x	0.2x	5.2x	4.4x	4.3x	4.1x	7.5x	7.1x
PLXS	0.4x	0.4x	0.4x	6.3x	6.6x	5.5x	13.7x	12.6x	10.5x
BHE	0.3x	0.3x	0.3x	5.3x	5.2x	4.7x	13.0x	12.9x	11.8x
FN	1.0x	0.9x	0.8x	11.0x	8.5x	7.3x	23.2x	12.9x	11.9x
DCO	0.6x	0.6x	0.6x	7.2x	4.9x	4.7x	17.6x	7.0x	6.2x

The following disclosure replaces in its entirety the chart contained under the caption “Financial Analyses of the Company – Selected Precedent Transaction Analysis” on page 45 of the Proxy Statement:

Announcement Date	Acquirer	Target	Estimated Revenue	Estimated Adjusted EBITDA
September 22, 2014	TTM Technologies	Viasystems	0.8x	6.8x
June 27, 2012	Chase Corporation	NEPTCO	0.7x	6.6x
April 4, 2012	Viasystems	DDi Corporation	1.0x	7.6x
April 26, 2011	Silver Lake	SMART Modular Technologies	0.7x	5.8x
April 4, 2011	Ducommun Technologies	LaBarge	1.0x	8.4x
January 3, 2011	Rogers Corporation	Curamik Electronics	1.4x	7.0x
November 16, 2009	TTM Technologies	Meadville Holdings Ltd. – PCB Business	1.5x	7.9x
October 6, 2009	Viasystems Group	Merix Corporation	0.3x	NM	*
June 4, 2007	Flextronics Corporation	Solectron Corporation	0.3x	8.9x
October 16, 2006	Benchmark Electronics	Pemstar	0.3x	8.6x
August 3, 2006	TTM Technologies	Tyco Electronics Printed Circuit Group	0.6x	7.8x

*	NM includes multiples over 25x

The following underlined text supplements the existing disclosures contained under the caption “Preliminary Projections” on page 49 of the Proxy Statement:

($ Millions, except non-GAAP EPS)	2015	2016	2017	2018	2019
Net Sales	$692.1	$798.1	$895.8	$980.0	$1065.7
Gross Profit	$86.8	$101.9	$116.2	$129.9	$144.0
Net Income	$39.7	$47.2	$57.0	$66.7	$76.7
EBITDA	$89.8	$99.4	$113.9	$127.7	$140.9
Non-GAAP EPS*	$1.66	$1.94	$2.32	$2.69	$3.07
Free Cash Flow**	$13.3	$46.8	$66.7	$63.1	$73.0
Capital Expenditures	$23.9	$32.5	$40.0	$50.0	$47.5

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.
**	Defined as cash from operating activities less capital expenditures.

The following disclosures supplement the existing disclosures contained under the caption “August 7 Update” on page 49 of the Proxy Statement:

($ Millions, except non-GAAP EPS)	2015	2016	2017	2018	2019
Net Sales	$691.8	$798.1	$895.8	$980.0	$1065.7
Gross Profit	$86.9	$101.6	$115.8	$131.6	$141.9
Net Income	$45.4	$48.7	$57.4	$68.2	$75.0
EBITDA	$93.7	$99.4	$113.9	$129.9	$141.6
Non-GAAP EPS*	$1.92	$2.05	$2.33	$2.74	$3.00
Free Cash Flow**	$20.2	$55.6	$61.1	$58.9	$60.6
Capital Expenditures	$19.3	$35.0	$40.0	$50.0	$60.0

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.
**	Defined as cash from operating activities less capital expenditures.

The following underlined text supplements the existing disclosures contained under the caption “September 24 Update” on page 50 of the Proxy Statement:

The following table includes the projections of estimated reported net sales, gross profit, net income, EBITDA, non-GAAP earnings per share and free cash flow for the years covered by the September 24 update to the preliminary projections:

($ Millions, except non-GAAP EPS)	2015	2016	2017	2018	2019
Net Sales	$652.1	$698.5	$754.0	$819.6	$876.0
Gross Profit	$81.3	$77.6	$83.7	$95.2	$103.1
Net Income	$44.4	$30.5	$33.6	$41.2	$46.2
EBITDA	$92.3	$78.7	$84.3	$93.5	$101.0
Non-GAAP EPS*	$1.86	$1.33	$1.39	$1.68	$1.86
Free Cash Flow**	$27.5	$39.8	$55.7	$45.1	$40.2
Capital Expenditures	$19.3	$35.0	$35.0	$37.5	$50.0

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.
**	Defined as cash from operating activities less capital expenditures.

The following underlined text supplements the existing disclosures contained under the caption “December 15 Update” on page 50 of the Proxy Statement:

($Millions, except non-GAAP EPS)	2016
Net Sales	$695.0
Gross Profit	$76.2
Net Income	$30.2
EBITDA	$77.4
Non-GAAP EPS*	$1.34
Free Cash Flow**	$20.3
Capital Expenditures	$43.4

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.
**	Defined as cash from operating activities less capital expenditures.

The following disclosures supplement the existing disclosures contained under the caption “January 27 Update” on page 51 of the Proxy Statement

($ Millions, except non-GAAP EPS)	2016	2017	2018	2019
Net Sales	$661.2	$704.7	$748.3	$791.2
Gross Profit	$70.6	$70.2	$78.0	$83.8
Net Income	$24.8	$22.7	$27.4	$30.7
EBITDA	$72.4	$72.7	$78.3	$83.7
Non-GAAP EPS*	$1.11	$0.98	$1.16	$1.28
Capital Expenditures	$43.0	$35.0	$37.5	$50.0

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.

The following disclosures supplement the existing disclosures contained under the caption “Termination Fee and Escrow for DSBJ’s Termination Fee” on page 87 of the Proxy Statement:

In the case of the first three bullets above, we must pay DSBJ the termination fee by wire transfer of immediately available funds to an account or accounts designated by DSBJ within two business days after demand by DSBJ. In the case of the fourth bullet above, we must pay DSBJ the termination fee as a condition to the effectiveness of such termination. UEL and the Company entered into an indemnification letter, pursuant to which UEL agreed to pay to DSBJ, on behalf of the Company, the termination fee if the termination fee becomes payable as a result of our stockholder approval, or UEL’s shareholder approval to vote its Company shares in favor or the merger, not having been obtained. UEL agreed to enter into the UEL Indemnification Letter because UEL holds a majority of our voting stock, and will therefore determine whether the Company termination fee becomes payable in these circumstances.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A, which was filed on April 28, 2016, as well as the definitive additional materials on Schedule 14A that are being filed concurrently with this Form 8-K. The Company has mailed or otherwise made available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the meeting relating to the proposed transaction. Company stockholders and other investors are advised to carefully read these materials (including any amendments or supplements thereto) and any other relevant documents filed with the SEC in respect of the proposed Merger when they become available, as those documents do and will contain important information about the proposed Merger and the parties to the proposed Merger. Company stockholders and other investors may obtain free copies of the definitive proxy statement and other relevant materials in connection with the proposed Merger, along with other documents filed by the Company with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://www.mflex.com).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed Merger. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, are included in the proxy statement filed with the SEC in connection with the proposed Merger and for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2016, and in the Company’s Annual Report on Form 10-K, which was filed with the SEC on February 11, 2016. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This Current Report on Form 8-K, and the documents to which the Company refers you in this communication, contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan”, “believe,” “seek,” estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control. Those risks include, without limitation (i) the risk that the proposed Merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed Merger, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals in the PRC, (iii) the state of the credit markets generally and the availability of financing, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the proposed Merger on the Company’s business, operating results, and relationships with customers, suppliers and others, (vi) risks that the proposed Merger may disrupt the Company’s current plans and business operations, (vii) potential difficulties retaining employees as a result of the proposed Merger, (viii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed Merger, or the approval of any proposed settlement of such legal proceedings. In addition, the Company’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: (i) the conditions of markets generally and the industries in which the Company operates, including recent volatility in the Company’s key industry segments, (ii) the Company’s ability to diversify its product applications, expand its customer base, and enter into new market segments as a result of the proposed Merger, and (iii) other events and factors disclosed previously and from time to time in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 and its Annual Report on Form 10-K for the period ended December 31, 2015. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 8, 2016	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Thomas Kampfer
Thomas Kampfer
EVP and Chief Financial Officer